EXHIBIT 23.1


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K into the Company's previously filed Registration Statement File No. 033-866084.


Arthur Andersen LLP
Atlanta, Georgia
July 16, 2001